Exhibit 10.6

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), is made and entered into as of August 3, 2015, by and among Clipper Realty Inc., a Maryland corporation (the “Company”), and each of the Holders (as defined below) from time to time party hereto.

WHEREAS, following a series of transactions in connection with the offering of the common shares of the Company (the “Formation Transactions”), Clipper Realty L.P., a Delaware limited partnership and a subsidiary of the Company (the “Operating Partnership”), will become the managing member of each of the LLC Subsidiaries (as defined below).

WHEREAS, in connection with the Formation Transactions, (i) each of the LLC Subsidiaries will issue Class B LLC Units (as defined below) to one or more of the Holders, (ii) the Operating Partnership has issued or may from time to time hereafter issue OP Units (as defined below) to one or more Holders, and (iii) the Company has issued or may from time to time hereafter issue shares of Common Stock (as defined below) to one or more Holders.

WHEREAS, the Company, the Operating Partnership or the LLC Subsidiaries from time to time may issue additional shares of Common Stock, OP Units or Class B LLC Units, respectively, in exchange for cash, property or other assets, and may permit the recipients thereof to join this Agreement as Holders in respect of such shares, OP Units or Class B LLC Units, respectively.

WHEREAS, in connection with the Formation Transaction the parties desire to enter into this Agreement in order to grant certain registration rights to the Holders as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties agree as follows:

1.	Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Board” means the board of directors of the Company (and any successor governing body of the Company or any successor of the Company).

“Business Day” means each day, other than a Saturday or a Sunday, that is not a day on which banking institutions in New York are authorized or required by law, regulation or executive order to close.

“Chosen Court” has the meaning set forth in Section 21(b).

“Claim” means any claim or demand, or assertion of either of any claim or demand, by any Person (except for those included in the definition of Proceeding).

“Class B LLC Units” means limited liability company interests of any LLC Subsidiary designated as Class B LLC Units and any other limited liability company interest units issued or issuable with respect thereto (whether by way of a unit distribution or unit split or in exchange for or upon conversion of such units or otherwise in connection with a combination of units, distribution, recapitalization, merger, consolidation or other limited liability company reorganization).

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation or other corporate reorganization).

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Demand Registration” has the meaning set forth in Section 2(b).

“Eligible Securities” means any Class B LLC Units, OP Units or shares of Common Stock issued by the LLC Subsidiaries, the Operating Partnership or the Company, respectively, from time to time: (i) in connection with the transactions contemplated by the Formation Transaction or (ii) in connection with the contribution to the Company or any of its subsidiaries by any Person of any cash, property or other assets, to the extent determined by the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, as in effect from time to time.

“FBR Registration Rights Agreement” means the registration rights agreement dated of even date herewith between the Company and FBR Capital Markets & Co.

“Formation Transactions” has the meaning set forth in the recitals.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Holder” means each Person other than the Company (i) that is as of the date hereof or that becomes a party to this Agreement in connection with the issuance to such Person of Eligible Securities or (ii) that becomes a party to this Agreement as the assignee of the rights of a Holder in accordance with Section 15, in each case, that has executed and delivered a joinder agreement in substantially the form attached hereto as Exhibit A or other written instrument in form and substance acceptable to the Company.

“Inspectors” has the meaning set forth in Section 5(h).

“IPO” means an initial offering of shares of Common Stock pursuant to an effective Registration Statement filed under the Securities Act.

“LLC Agreements” means the amended and restated limited liability company agreements of the LLC Subsidiaries, each as amended and in effect from time to time.

“LLC Subsidiaries” means (i) 50/53 JV LLC, a Delaware limited liability company, (ii) Berkshire Equity LLC, a Delaware limited liability company, (iii) Gunki Holdings LLC, a Delaware limited liability company and (iv) Renaissance Equity Holdings LLC, a New York limited liability company, and includes each of their respective successors by merger, acquisition or otherwise.

“Lockup Expiration Date” means the date that is 180 days after the effective date of the registration statement to be filed pursuant to the FBR Registration Rights Agreement.

“Long Form Registration” has the meaning set forth in Section 2(a).

“OP Agreement” means the agreement of limited partnership of the Operating Partnership, as amended and in effect from time to time.

“Operating Partnership” has the meaning set forth in the recitals, and includes its successors by merger, acquisition, reorganization or otherwise.

“OP Units” means any interests in the Operating Partnership designated as OP Units and any other limited partnership interest units issued or issuable with respect thereto (whether by way of a unit distribution or unit split or in exchange for or upon conversion of such units or otherwise in connection with a combination of units, distribution, recapitalization, merger, consolidation or other limited partnership reorganization).

“Parity Securities” has the meaning set forth in Section 10.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Proceeding” means any action, claim, audit or other inquiry, hearing, investigation, suit or other charge or proceeding (whether civil, criminal, administrative, investigative, formal or informal) by or before any Governmental Authority or before an arbitrator or arbitral body or mediator.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Records” has the meaning set forth in Section 5(h).

“Registrable Securities” means (a) any shares of Common Stock that are Eligible Securities owned by the Holders, (b) any shares of Common Stock issued to the Holders upon redemption of any OP Units that are Eligible Securities owned by the Holders at any time, pursuant to the redemption provisions of the OP Agreement, (c) any shares of Common Stock issued to the Holders upon exchange of any Class B LLC Units that are Eligible Securities owned by the Holders at any time, pursuant to the exchange provisions of the LLC Agreements and (d) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a), (b) or (c) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met, or (iii) such securities have ceased to be outstanding.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, which shall be in effect from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the reasonable fees and disbursements of counsel for the Holders required to be paid by the Company pursuant to Section 6.

“Shelf Registration” has the meaning set forth in Section 2(b).

“Short-Form Registration” has the meaning set forth in Section 2(b).

“Suspension Notice” has the meaning set forth in Section 5(g).

2.	Demand Registration.

(a)	At any time after the Lockup Expiration Date, the Holders of at least 25% of the Registrable Securities then outstanding may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-11 or any successor form thereto (each a “Long-Form Registration”); provided that the anticipated aggregate price to the public of the Registrable Securities for which registration is requested must be at least $25 million. Each request for a Long-Form Registration shall specify the approximate number of Registrable Securities required to be registered. Upon receipt of such request, the Company shall promptly (but in no event later than five days following receipt thereof) deliver notice of such request to all other Holders who shall then have ten days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall use reasonable best efforts to file, as soon as practicable, a Registration Statement on Form S-11 (or any successor form) and to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Company shall not be required to effect a Long-Form Registration more than two times for the Holders as a group; provided, that a Registration Statement shall not count as a Long-Form Registration requested under this Section 2(a) unless and until it has become effective, and remains effective for the period required by this Agreement, and the Holders requesting such Registration Statement are able to register at least 75% of the Registrable Securities requested to be included in such Registration Statement; and, provided, further, that the Company shall not be required to effect a Long-Form Registration if the Company is, at the time the request for registration is made or within 30 days thereafter, eligible to effect a Short-Form Registration, as provided in Section 2(b).

(b)	After an IPO, the Company shall use its reasonable best efforts to qualify and remain qualified to register securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto. At such time as the Company shall have qualified for the use of a Registration Statement on Form S-3, at any time after the Lockup Expiration Date, the Holders shall have the right, in addition to the rights contained in Section 2(a), to request an unlimited number of registrations of their Registrable Securities on Form S-3 or any similar short-form registration (each a “Short-Form Registration” and, together with each Long-Form Registration, a “Demand Registration”); provided, however, that the Company shall not be obligated to effect any such Short-Form Registration (i) if the Holders propose to sell Registrable Securities on Form S-3 at an anticipated aggregate price to the public of less than $5 million; or (ii) if the Company has effected two Short-Form Registrations within the 12 month period immediately preceding the date of such request. Each request for a Short-Form Registration shall specify the approximate number of Registrable Securities requested to be registered. Upon receipt of any such request, the Company shall promptly (but in no event later than five days following receipt thereof) deliver notice of such request to all other Holders who shall then have ten days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall cause a Registration Statement on Form S-3 (or any successor form) to be filed within 30 days after the date on which the initial request is given and shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter. With respect to any Short-Form Registration, the Holders may request the Company to effect a registration of the Registrable Securities under a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”).

(c)	(i)	The Company shall not be obligated to effect any Demand Registration during the period that is 60 days before the Company’s good faith estimate of the date of filing of, and ending 180 days after, the effective date of a previous Demand Registration or a previous Piggyback Registration in which Holders were permitted to register Registrable Securities.

(ii)	The Company may postpone for up to 60 days the filing or effectiveness of a Registration Statement for a Demand Registration if (A) the Company’s Board determines in its reasonable good faith judgment that such Demand Registration would be materially detrimental to the Company and the Board concludes, as a result, that it is essential to defer the filing or effectiveness of such Registration Statement at such time and (B) the Company furnishes to the Holders requesting the registration a certificate signed by the Chief Executive Officer of the Company and confirming such determination of the Board. The Company shall not delay a Demand Registration hereunder more than twice in any period of 12 consecutive months or less than 60 days after the termination of the prior delay period.

(iii)	At any time prior to the effective date of a Registration Statement for a Demand Registration, the Holders of a majority of the Registrable Securities included therein may withdraw such request by providing written notice of such withdrawal to the Company. A request, so withdrawn by the Holders, shall count as one of the Demand Registrations permitted pursuant to Section 2(a) or Section 2(b), as applicable, unless (i) such withdrawal arose out of the fault of the Company (in which case the Company shall be obligated to pay all registration expenses in connection with such withdrawn request), (ii) there occurs an event or series of related events that has a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company from that known to the requesting Holders at the time of their request or (iii) the requesting Holders reimburse the Company for all registration expenses of such withdrawn request incurred through the date of such withdrawal.

(d)	If the Holders initially requesting a Demand Registration elect to distribute the Registrable Securities covered by their request in an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section 2(a) or Section 2(b), and the Company shall include such information in its notice to the other Holders. The Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

(e)	If a Demand Registration involves an underwritten offering and the managing underwriter of the requested Demand Registration advises the Company and the Holders in writing that in its opinion the number of shares of Common Stock proposed to be included in the Demand Registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock that can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such registration would adversely affect the price per share of the Registrable Securities proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration (i) first, the number of shares of Common Stock that the Holders and holders of Parity Securities propose to sell, and (ii) second, the number of shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock other than holders of Parity Securities) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities and Parity Securities proposed to be sold can be included in such offering, then the Registrable Securities and Parity Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities and Parity Securities owned by each such holder.

3.	Piggyback Registration.

(a)	After the Lockup Expiration Date, whenever the Company proposes to register any shares of its Common Stock under the Securities Act (other than a registration related to an employee benefit plan, a registration related to a corporation reorganization or other transaction on Form S-4 or any successor form, or a registration form that does not permit registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement to be used may be used for registration of any Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than 20 days prior to the filing of such Registration Statement) to the Holders of its intention to effect such a registration and, subject to Section 3(b) and Section 3(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the Holders within 10 days after the Company’s notice has been given to each such Holder. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion, and the expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6 hereof. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2 of this Agreement.

(b)	If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the Holders (if any Holders have elected to include Registrable Securities in such Piggyback Registration) in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock that the Company proposes to sell; (ii) second, the number of shares of Common Stock requested to be included therein by Holders and holders of Parity Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities and Parity Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the number of shares of Common Stock requested to be included therein by holders of Common Stock (other than Holders and holders of Parity Securities), allocated among such holders in such manner as they may agree; provided, that in any event the Holders and holders of Parity Securities shall be entitled to register at least 20% of the securities to be included in any such registration.

(c)	If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Stock other than Registrable Securities, and the managing underwriter advises the Company in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock that can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration; (ii) second by the Holders and holders of Parity Securities, allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities and Parity Securities owned by each such holder or in such manner as they may otherwise agree; and (ii) third, the number of shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

(d)	If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering. The right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

4.	Lock-up Agreement. Each Holder agrees that in connection with any public offering of the Company’s Common Stock or other equity securities in which such Holder is participating, and upon the request of the managing underwriter in such offering, such Holder shall not, without the prior written consent of such managing underwriter, during the period commencing on the effective date of such registration and ending on the date specified by such managing underwriter (such period not to exceed 90 days), (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock, held immediately before the effectiveness of the registration statement for such offering, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 4 shall be applicable to the Holders only if all officers and directors of the Company and all stockholders owning more than one percent of the Company’s outstanding Common Stock are subject to the same restrictions and shall not apply to a transfer that is (i) a sale of Registrable Securities to be included in such offering pursuant to Section 2(a), Section 2(b) or Section 3(a), (ii) pursuant to the exercise or conversion of securities of the Company or any subsidiary of the Company; (iii) a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in this Section 4; (iv) to any Affiliate of the applicable Holder, which Affiliate is a controlling person of such Holder or a person or entity controlled by such Holder, provided that the transferee agrees to be bound in writing by the restrictions set forth in this Section 4; (v) to any trust for the direct or indirect benefit of the applicable Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in this Section 4; (vi) as an indirect or direct distribution to stockholders, partners or members of the Holder, provided that such stockholders, partners or members agree to be bound in writing by the restrictions set forth in this Section 4; (vii) any transfer required under any benefit plans or the Company’s amended and restated bylaws; (viii) required by participants in the Company’s stock incentive plan in order to reimburse or pay federal income tax and withholding obligations in connection with vesting of restricted stock grants or the exercise of stock options or warrants; (ix) collateral for any loan, provided that the lender agrees in writing to be bound by the restrictions set forth in this Section 4; or (x) in or in connection with any merger, consolidation, combination or sale of all or substantially all the assets of the Company where all the shareholders will receive equal consideration for their interests and in or in connection with any tender offer or other offer to purchase at least 90% of the Common Stock of the Company.

5.	Registration Procedures. If and whenever the Holders request that any Registrable Securities be registered pursuant to the provisions of this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as reasonably practicable:

(a)	subject to Section 2(a) and Section 2(b), prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective;

(b)	prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days (or in the case of any Shelf Registration, for the maximum offering period permitted under Rule 415 under the Securities Act), or if earlier, until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

(c)	within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto, furnish to one counsel selected by Holders of a majority of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel; provided, that the Company shall not have any obligation to modify any information if the Company reasonably expects that so doing would cause the Registration Statement, Prospectus or any amendment or supplement thereto to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading.

(d)	notify each selling Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(e)	furnish to each selling Holder such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(f)	use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 5(f);

(g)	notify each selling Holder, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances then existing, and, at the request of any such Holder, the Company shall as soon as practicable prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances then existing; provided, that each selling Holder, upon receipt of any notice from the Company of any event of the kind described in this Section 5(g) hereof, shall forthwith discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by this Section 5(g), and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice; and provided, further, that if the Company shall give any notice to suspend the disposition of Registrable Securities pursuant to a Prospectus (a “Suspension Notice”), the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date such Holder either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by this Section 5(g);

(h)	make available for inspection by any selling Holder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that the Company’s obligations under this Section 5(h) shall not apply to any material nonpublic information of the Company unless expressly and reasonably requested by any such Inspector, in which event the Company shall make such requested material nonpublic information available to such Inspector, subject to the execution by or on behalf of such Inspector of a customary confidentiality agreement in favor of the Company in form and substance reasonably acceptable to the Company;

(i)	provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

(j)	use its reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed;

(k)	in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the Holders of such Registrable Securities or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities);

(l)	otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders as soon as practicable an earnings statement of the Company and its subsidiaries (which need not be audited) covering a period of at least twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), satisfying the requirements of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder;

(m)	if required to be delivered to the underwriters for an underwritten offering, furnish each selling Holder and each underwriter, if any, with (i) a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten public offerings; and (ii) a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten public offerings;

(n)	without limiting Section 5(f) above, use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(o)	notify the Holders promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(p)	advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(q)	permit any Holder which, in such Holder’s sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such Registration Statement, and reasonably consider the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included; and

(r)	otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

(s)	Notwithstanding the provisions of this Section 5, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the effectiveness or use of, or trading under, any Registration Statement if the Company shall determine that the sale of any securities pursuant to such Registration Statement would in the good faith judgment of the Board of Directors of the Company:

(i)	materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;

(ii)	materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii)	require disclosure of material non-public information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the postponement of effectiveness or suspension of use of any Registration Statement pursuant to this Section 5(s), the applicable time period during which such Registration Statement is to remain effective shall be extended by that number of days equal to the number of days of the postponement or suspension period.

6.	Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities, including, without limitation, all registration and filing fees, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration, fees and expenses of complying with securities and “blue sky” laws, printing expenses, fees and expenses of the Company’s counsel and accountants, and reasonable fees and expenses of one counsel for the Holders participating in such registration as a group (selected by, in the case of a registration under Section 2(a) or Section 2(b), the Holders of a majority of the Registrable Securities initially requesting such registration, and, in the case of all other registrations hereunder, the Holders of a majority of the Registrable Securities included in the registration), shall be paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the Holders of such Registrable Securities, in proportion to the number of Registrable Securities registered for each such Holder.

7.	Indemnification.

(a)	The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder, such Holder’s officers, directors, managers, members, partners, stockholders and Affiliates, each underwriter, if any, and each other Person, if any, who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act or any other federal or state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same arise out of or are based upon any information furnished in writing to the Company by such Holder expressly for use therein.

(b)	In connection with any registration in which one or more Holders is participating, each such Holder, to the fullest extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, if any, and each Person who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability in each case to the extent, but only to the extent, that such untrue statement or omission is made in reliance upon and in conformity with any written information so furnished by such Holder and stated to be specifically for use in any such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus or any amendment or supplement thereto; provided, that the obligation to indemnify shall be several, not joint and several, for each Holder and shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c)	Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 7, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the Holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party.

(d)	No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(e)	If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each Holder, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person.

(f)	Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

8.	Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that no Holder included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder, such Holder’s ownership of its shares of Common Stock to be sold in the offering and such Holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7.

9.	Rule 144 Compliance. The Company shall use its reasonable best efforts to file a timely fashion all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and shall furnish to Holders such information and take such further action as the Holders may reasonably request, all to the extent required by the Commission as a condition to the availability of Rule 144, Rule 144A or any similar rule or regulation thereafter adopted by the Commission under the Securities Act.

10.	Preservation of Rights. Except for the FBR Registration Rights Agreement, the Company shall not (a) grant any registration rights to third parties which are preferential to, or more favorable than or inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Holders in this Agreement. The Holders acknowledge that (i) the Company from time to time may enter into one or more agreements (whether contained within the OP Agreement, an LLC Agreement or separate therefrom) granting registration rights to Persons receiving shares of Common Stock (or OP Units, Class B LLC units or other securities convertible into, or exchangeable or exercisable for, shares of Common Stock), and (ii) such other registration rights shall be pari passu with the registration rights of the Holders hereunder (including, without limitation, with respect to priority of inclusion of securities in any Registration). Any such securities that are the subject of such pari passu registration rights are referred to herein as “Parity Securities.”

11.	Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Section 6 and Section 7 shall survive any such termination.

12.	Aggregation of Securities. All Registrable Securities or Parity Securities held or acquired by a Holder and its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Persons may apportion such rights as among themselves in any manner they deem appropriate.

13.	Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the following address: (a) if to the Company, to 4611 12th Avenue, Brooklyn, New York 11219, Attention: Larry Kreider, Fax: 718-438-3848, Email: larry@clipperequity.com and (b) if to any Holder, at such Holder’s address as maintained in the records of the Corporation or the Operating Partnership (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13).

14.	Entire Agreement. This Agreement and any exhibits and schedules hereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

15.	Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each Holder may assign its rights hereunder to any purchaser or transferee of at least 100,000 Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like); provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Holder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of a Holder herein and had originally been a party hereto.

16.	No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

17.	Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

18.	Amendment, Modification and Waiver. The provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the Holders of a majority of the Registrable Securities. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

19.	Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

20.	Remedies. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

21.	Governing Law; Jurisdiction and Venue.

(a)	This Agreement shall be governed by and construed in accordance with, the laws of the State of New York without regard to the conflicts of laws provisions thereof.

(b)	Each party agrees that any Proceeding for any Claim arising out of or related to this Agreement, whether in tort or contract or at law or in equity, shall be brought only in either the United States District Court for the Eastern District of New York or in a New York state court sitting in New York, New York (each, a “Chosen Court”), and each Party irrevocably (a) submits to the jurisdiction of the Chosen Courts (and of their appropriate appellate courts), (b) waives any objection to laying venue in any such Proceeding in either Chosen Court, (c) waives any objection that such Chosen Court is an inconvenient forum for the Proceeding, and (d) agrees that, in addition to other methods of service provided by law, service of process in any such Proceeding shall be effective if provided in accordance with Section 13, and the effective date of such service of process shall be as set forth in Section 13.

22.	Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 22.

23.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

CLIPPER REALTY INC.

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Chief Executive Officer and President

DAVID BISTRICER

/s/ David Bistricer

DAVID BISTRICER TRUST OF 2014

By:	/s/ Marc Bistricer
Name:	Marc Bistricer
Title:	Trustee

ECL HOLDINGS LLC

By:	/s/ Sam Levinson
Name:	Sam Levinson
Title:	Authorized Signatory

EVA SCHWIMMER

/s/ Eva Schwimmer

JACOB SCHWIMMER

/s/ Jacob Schwimmer

MORIC BISTRICER

/s/ Moric Bistricer

MORIC BISTRICER TRUST OF 2014

By:	/s/ Marc Bistircer
Name:	Marc Bistricer
Title:	Trustee

[Signature Page to Registration Rights Agreement]

SCHWIMMER FAMILY IRREVOCABLE GIFT TRUST 2

By:	/s/ Jacob Scwimmer
Name:	Jacob Scwimmer
Title:	Trustee

TRAPEZE D HOLDINGS LLC

By:	/s/ Sam Levinson
Name:	Sam Levinson
Title:	Authorized Signatory

TRAPEZE INC.

By:	/s/ Sam Levinson
Name:	Sam Levinson
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

Exhibit A

(Form of Joinder Agreement to Registration Rights Agreement)

JOINDER AGREEMENT
[REGISTRATION RIGHTS AGREEMENT]

This Joinder Agreement (this “Agreement”) is entered into as of             ,      , by and between Clipper Realty Inc., a Maryland corporation (the “Company”) and the undersigned party designated as the Holder (the “Holder”).

RECITALS

WHEREAS, reference is made to that certain Registration Rights Agreement (the “Registration Rights Agreement”), dated as of August 3, 2015, by and among the Company and the Holders described therein;

WHEREAS, the Holder has made a contribution of cash, property or other assets in exchange for limited partnership interests in Clipper Realty L.P., a Delaware limited partnership, limited liability company interests in any LLC Subsidiary (as defined in the Registration Rights Agreement), capital stock of the Company, or a combination of the foregoing;

WHEREAS, pursuant to the terms of such contribution, the Holder is entitled to and now desires to become a party to the Registration Rights Agreement.

NOW, THEREFORE, the parties hereto acknowledge the adequacy of the consideration provided to each through their respective representations, warranties, conditions, rights and promises contained in this Agreement and, intending to be legally bound, agree as provided below.

1.	The Holder shall become, and does hereby become, a party to the Registration Rights Agreement and shall, and hereby agrees to, be bound by all of the terms and conditions set forth in the Registration Rights Agreement applicable to the Holder as a party thereto.

2.	This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be signed as of the day and year first above written.

CLIPPER REALTY INC.

By:
Name:
Title:

[Holder]

By:
Name:
Title: